Exhibit 99.1

925 W Georgia St, Suite 910 Vancouver, British Columbia V6C 3L2 (604) 424-0984 www.gatossilver.com

GATOS SILVER REPORTS THIRD QUARTER 2024 RESULTS INCLUDING A 200% INCREASE IN EARNINGS PER SHARE

Vancouver, BC — November 11, 2024 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today announced its third quarter of 2024 financial and operating results including earnings per share of $0.14, up 200% from $0.05 in the third quarter of 2023. The Company will host an investor and analyst call on November 12, 2024, details of which are provided below.

The Company has a 70% interest in the Los Gatos Joint Venture (“LGJV”), which in turn owns the Cerro Los Gatos (“CLG”) mine in Mexico. The Company’s reporting currency is US dollars.

On September 5, 2024, Gatos Silver and First Majestic Silver Corp. (“First Majestic”) announced that they entered into a definitive merger agreement pursuant to which First Majestic will acquire all of the issued and outstanding common shares of Gatos Silver (the “Merger”). The proposed Merger is expected to close in the first quarter of 2025 and would consolidate three world-class, producing silver mining districts in Mexico to create a leading intermediate primary silver producer.

On September 25, 2024, Gatos Silver reported an updated life of mine plan (“LOM plan”) that adds two years of additional reserves and a 36% increase in silver equivalent production compared with the prior LOM plan at CLG.

Production for the third quarter of 2024 and improved guidance for the full year were disclosed on October 9, 2024.

“CLG’s strong third quarter 2024 production and cost performance together with higher metal prices resulted in record quarterly free cash flow at the LGJV and a record quarter-end cash balance for Gatos Silver,” said Dale Andres, CEO of Gatos Silver. “We believe we are well positioned to deliver significant value into the combination with First Majestic given the Company’s strong cash position and free cash flow generation together with CLG’s track record of performance, the extended mine plan disclosed in September and ongoing exploration efforts across the broader Los Gatos district.”

Summary

LGJV Q3 2024 results compared to Q3 2023 (100% basis):

•	Revenue of $93.8 million, up 40% from $67.0 million

•	Cost of sales of $31.2 million, down 1% from $31.4 million

•	Record net income of $25.7 million, up 71% from $15.1 million

•	Record EBITDA[1] of $57.2 million, up 87% from $30.6 million

•	Record cash flow from operations of $58.2 million, up 98% from $29.4 million

•	Record free cash flow[1] of $42.6 million, up 199% from $14.3 million

•	Silver production of 2.42 million ounces, up 9% from 2.22 million ounces

•	Silver equivalent production[2] of 3.84 million ounces, up 11% from 3.46 million ounces

•	Co-product AISC[1] of $16.13 per ounce of payable silver equivalent, down 9% from $17.64

•	By-product AISC[1] of $9.61 per ounce of payable silver, down 35% from $14.71

Gatos Silver Q3 2024 results compared to Q3 2023:

•	Net income of $9.9 million, up from $3.3 million, and adjusted net income[1] of $15.2 million

•	Basic and diluted earnings per share of $0.14, up from $0.05 per share, and adjusted basic and diluted earnings per share[1] of $0.22 and $0.21, respectively

•	EBITDA[1] of $9.1 million, compared to $3.2 million, and adjusted EBITDA[1] of $14.4 million

•	Cash flow provided by operating activities and free cash flow[1] of $34.2 million, compared to $33.3 million

1 See “Non-GAAP Financial Measures” below.

2 See definition of silver equivalent production below.

At the LGJV, the 40% increase in revenue in Q3 2024, compared to the same quarter in 2023, was primarily attributable to higher sales volumes and higher realized metal prices. Cost of sales decreased by 1% despite the higher sales volumes. Site operating unit costs of $96.93/t milled were 8% lower than in Q3 2023 primarily due to higher mill throughput in the quarter. By-product AISC1 per ounce of payable silver decreased to $9.61 primarily due to significantly higher silver and by-product production and sales volumes.

For Gatos Silver, higher unadjusted and adjusted net income, earnings per share and EBITDA1 for Q3 2024 were primarily attributable to the higher equity income from the LGJV and higher interest income. General and administrative expenses were higher in Q3 2024, mainly due to $5.3 million of costs related to the proposed Merger with First Majestic (which are excluded from adjusted net income1, adjusted earnings per share and adjusted EBITDA1 as described below), partially offset by a decrease of $1.1 million in non-cash stock-based compensation expense, a $0.9 million decrease in legal and consulting fees not associated with the proposed Merger, and a $0.4 million decrease in insurance expense.

As of September 30, 2024, the Company and the LGJV reported cash and cash equivalents of $116.7 million and $33.9 million, respectively. The Company’s quarter-end cash balance was a new record, up 40% from $82.5 million at the end of June 30, 2024. The increase in cash was due to $37.9 million of cash distributions received during the third quarter. As of October 31, 2024, the Company and the LGJV had cash and cash equivalents of $114.8 million and $47.3 million, respectively. On November 7, 2024, the LGJV made a capital distribution to its partners of $40.0 million, of which the Company received $28.0 million. The Company continues to be debt free with $50.0 million available under the Revolving Credit Facility.

Financial and Operating Results

Below is select operational and financial information for the three and nine months ended September 30, 2024 and 2023. For a detailed discussion of the three and nine months ended September 30, 2024 financial and operating results refer to the Form 10-Q expected to be filed on November 12, 2024 on both the EDGAR and SEDAR+ systems and posted on the Company’s website at https://gatossilver.com.

Los Gatos Joint Venture

LGJV 100% Basis Selected Financial Information (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except where otherwise stated)	2024	2023	2024	2023
Revenue	$93.8	$67.0	$260.3	$195.2
Cost of sales	31.2	31.4	93.9	83.3
Royalties and duties	0.6	0.3	1.7	1.0
Exploration	1.6	1.0	4.6	2.1
General and administrative	3.9	4.4	12.3	12.7
Depreciation, depletion and amortization	17.8	16.7	58.9	59.6
Other (income) expense	(1.0)	(0.9)	1.3	(1.8)
Income tax expense (recovery)	13.9	(0.9)	31.2	9.8
Net income and comprehensive income[2]	$25.7	$15.1	$56.4	$28.5

Sustaining capital[1]	$12.9	$9.1	$33.2	$29.9
Resource development drilling expenditures[1]	$2.1	$3.5	$7.2	$10.5
EBITDA[1]	$57.2	$30.6	$146.4	$97.2
Cash provided by operating activities	$58.2	$29.4	$150.0	$103.8
Free cash flow[1]	$42.6	$14.3	$108.8	$62.6

Operating Results (CLG 100% Basis)
Tonnes milled (dmt)	298,586	268,312	885,570	794,082
Tonnes milled per day (dmt)	3,246	2,916	3,232	2,909
Average Grades
Silver grade (g/t)	285	285	281	293
Zinc grade (%)	4.04	3.82	4.19	3.92
Lead grade (%)	1.97	1.84	1.93	1.85
Gold grade (g/t)	0.30	0.30	0.29	0.29
Production - Contained Metal
Silver ounces (millions)	2.42	2.22	7.10	6.65
Zinc pounds – in zinc conc. (millions)	16.5	13.8	51.5	42.7
Lead pounds – in lead conc. (millions)	11.4	9.5	33.5	28.7
Gold ounces – in lead conc. (thousands)	1.45	1.28	4.20	3.86
Silver equivalent ounces (millions)[3]	3.84	3.46	11.42	10.45
Co-product cash cost per ounce of payable silver equivalent[1]	$12.13	$14.42	$11.86	$12.43
By-product cash cost per ounce of payable silver[1]	$3.69	$10.04	$3.67	$6.42
Co-product AISC per ounce of payable silver equivalent[1]	$16.13	$17.64	$15.21	$15.81
By-product AISC per ounce of payable silver[1]	$9.61	$14.71	$8.82	$11.40

Sales volume by payable metal
Silver ounces (millions)	2.18	1.96	6.45	5.99
Zinc pounds – in zinc conc. (millions)	14.7	12.4	44.3	36.2
Lead pounds – in lead conc. (millions)	10.6	8.7	31.6	26.6
Gold ounces – in lead conc. (thousands)	1.13	0.96	3.28	3.02
Copper pounds – in lead conc. (millions)	0.03	—	0.13	—

Average realized price by payable metal
Average realized price per silver ounce[4]	$29.62	$24.24	$27.09	$25.08
Average realized price per zinc pound[4]	$1.26	$0.89	$1.30	$1.10
Average realized price per lead pound[4]	$0.93	$0.97	$0.92	$0.98
Average realized price per gold ounce[4]	$2,362	$1,885	$2,162	$1,828
Average realized price per copper pound[4]	$3.28	$—	$3.72	$—

1 See Non-GAAP Financial Measures below.

2 Totals may not add up due to rounding.

3 Silver equivalent production for 2024 is calculated using prices of $23/oz silver, $1.20/lb zinc, $0.90/lb lead and $1,800/oz gold to “convert” zinc, lead and gold production contained in concentrate to “equivalent” silver ounces (contained metal, multiplied by price, divided by silver price). For 2023, silver equivalent production was calculated using prices of $22/oz silver, $1.20/lb zinc, $0.90/lb lead and $1,700/oz gold. For comparative purposes, the calculated silver equivalent production for the three and nine months ended September, 2023 would be 3.41 million ounces and 10.30 million ounces, respectively, using price assumptions for 2024.

4 Realized prices include the impact of final settlement adjustments from prior period sales.

Gatos Silver, Inc.

Selected Financial Information (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except where otherwise stated)	2024	2023	2024	2023
Exploration	$0.1	$—	$0.2	$—
General and Administrative	10.4	7.5	25.3	19.2
Total expenses[2]	10.6	7.5	25.5	19.3
Equity income in affiliates	18.2	9.4	40.0	15.9
Other income, net	2.8	1.3	7.8	3.9
Total net other income[2]	21.0	10.8	47.8	19.8
Income tax expense	0.5	—	0.7	—
Net income and comprehensive income[2]	$9.9	$3.3	$21.6	$0.5
Net income per share basic	$0.14	$0.05	$0.31	$0.01
Net income per share diluted	$0.14	$0.05	$0.30	$0.01

Adjusted net income[1]	$15.2	$3.3	$28.3	$0.5
Adjusted net income per share (basic)[1]	$0.22	$0.05	$0.41	$0.01
Adjusted net income per share (diluted)[1]	$0.21	$0.05	$0.40	$0.01

EBITDA[1]	$9.1	$3.2	$19.1	$0.6
Adjusted EBITDA[1]	$14.4	$3.2	$25.8	$0.6
Net cash provided by operating activities	$34.2	$33.3	$61.2	$25.5
Free cash flow[1]	$34.2	$33.3	$61.2	$25.5

1 See Non-GAAP Financial Measures below.

2 Totals may not add up due to rounding.

Financial Results Webcast and Conference Call

Investors and analysts are invited to attend the financial results webcast and conference call as follows:

Date: Tuesday, November 12, 2024

Time: 11:00 a.m. ET

Listen-Only Webcast: https://events.q4inc.com/attendee/627122313

Direct Event Registration Link (for Analysts only): https://registrations.events/direct/Q4I98433625

An archive of the webcast will be available on the Company’s website at: https://gatossilver.com within 24 hours.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture (“LGJV”), the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV includes approximately 103,000 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

On September 5, 2024, Gatos Silver and First Majestic Silver Corp. (“First Majestic”) announced that they entered into a definitive merger agreement pursuant to which First Majestic will acquire all of the issued and outstanding common shares of Gatos Silver (the “Merger”). The proposed Merger would consolidate three world-class, producing silver mining districts in Mexico to create a leading intermediate primary silver producer. Information relating to the proposed Merger can be found at the Company’s website at www.gatossilver.com.

Qualified Person

Scientific and technical disclosure in this press release was approved by Anthony (Tony) Scott, P.Geo., Senior Vice President of Corporate Development and Technical Services of Gatos Silver who is a “Qualified Person” as defined in S-K 1300 and NI 43-101.

Non-GAAP Financial Measures

We use certain measures that are not defined by GAAP to evaluate various aspects of our business. These non-GAAP financial measures are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP.

Cash Costs and All-In Sustaining Costs

Cash costs and all-in sustaining costs (“AISC”) are non-GAAP measures. AISC was calculated based on guidance provided by the World Gold Council (“WGC”). WGC is not a regulatory industry organization and does not have the authority to develop accounting standards for disclosure requirements. Other mining companies may calculate AISC differently as a result of differences in underlying accounting principles and policies applied, as well as definitional differences of sustaining versus expansionary (i.e. non-sustaining) capital expenditures based upon each company’s internal policies. Current GAAP measures used in the mining industry, such as cost of sales, do not capture all of the expenditures incurred to discover, develop and sustain production. Therefore, we believe that cash costs and AISC are non-GAAP measures that provide additional information to management, investors and analysts that aid in the understanding of the economics of the Company’s operations and performance compared to other producers and provides investors visibility by better defining the total costs associated with production.

Cash costs include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, treatment and refining costs, general and administrative costs, royalties and mining production taxes. AISC includes total production cash costs incurred at the LGJV’s mining operations plus sustaining capital expenditures. The Company believes this measure represents the total sustainable costs of producing silver from current operations and provides additional information of the LGJV’s operational performance and ability to generate cash flows. As the measure seeks to reflect the full cost of silver production from current operations, new project and expansionary capital at current operations are not included. Certain cash expenditures such as exploration, new project spending, tax payments, dividends, and financing costs are not included.

Adjusted Net Income

Management uses adjusted net income, which exclude costs associated with the strategic review resulting in the proposed Merger with First Majestic, to evaluate the Company’s operating performance. The Company believes the use of adjusted net income reflects the underlying performance of our business and allows investors and analysts to compare the results of the Company to our historical results and to similar results of other mining companies. Management’s determination of the components of adjusted net income are evaluated periodically and is based, in part, on a review of non-GAAP financial measures used by mining industry analysts.

EBITDA

Management uses EBITDA to evaluate the Company’s operating performance, to plan and forecast its operations, and assess leverage levels and liquidity measures. EBITDA is defined as net income adjusted for interest expense, interest income, income tax expense and depreciation, depletion and amortization expense. The Company believes the use of EBITDA reflects the underlying operating performance of our core business and allows investors and analysts to compare results of the Company to similar results of other mining companies. EBITDA does not represent, and should not be considered an alternative to, net income or cash flow from operations as determined under GAAP. Other companies may calculate EBITDA differently and those calculations may not be comparable to our presentation.

Adjusted EBITDA

Management uses adjusted EBITDA to evaluate the Company’s ongoing operating performance, without the impact of costs associated with the strategic review resulting in the proposed Merger with First Majestic. The Company believes the use of adjusted EBITDA reflects the underlying operating performance of our core business and allows investors and analysts to compare the results of the Company to our historical results and to similar results of other mining companies. Adjusted EBITDA does not represent, and should not be considered an alternative to, net income or cash flow from operations as determined under GAAP. Other companies may calculate adjusted EBITDA differently and those calculations may not be comparable to our presentation.

Free Cash Flow

Management uses free cash flow as a non-GAAP measure to analyze cash flows generated from operations. Free cash flow is cash provided by (used in) operating activities less cash flow from investing activities as presented on the consolidated statements of cash flows. The Company believes free cash flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although free cash flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of free cash flow is not necessarily comparable to such other similarly titled captions of other companies.

Reconciliation of GAAP to non-GAAP measures

The table below presents a reconciliation between the most comparable GAAP measure of the LGJV’s expenses to the non-GAAP measures of (i) cash costs, (ii) cash costs, net of by-product credits, (iii) co-product AISC and (iv) by-product AISC for our operations.

CLG 100% Basis Financial	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except where otherwise stated)	2024	2023	2024	2023
Expenses	$55,215	$53,809	$171,408	$158,648
Depreciation, depletion and amortization	(17,824)	(16,712)	(58,901)	(59,558)
Exploration[1]	(1,605)	(998)	(4,577)	(2,118)
Treatment and refining costs[2]	3,420	4,793	9,716	12,865
Cash costs	$39,206	$40,892	$117,646	$109,837
Sustaining capital[3]	12,919	9,128	33,220	29,870
Co-product all-in sustaining costs	$52,125	$50,020	$150,866	$139,707
By-product credits[4]	(31,168)	(21,246)	(93,986)	(71,407)
All-in sustaining costs, net of by-product credits	$20,957	$28,774	$56,880	$68,300
Cash costs, net of by-product credits	$8,038	$19,646	$23,660	$38,430

Payable ounces of silver equivalent[5]	3,232	2,835	9,917	8,837
Co-product cash cost per ounce of payable silver equivalent	$12.13	$14.42	$11.86	$12.43
Co-product AISC per ounce of payable silver equivalent	$16.13	$17.64	$15.21	$15.81

Payable ounces of silver	2,180	1,956	6,448	5,989
By-product cash cost per ounce of payable silver	$3.69	$10.04	$3.67	$6.42
By-product AISC per ounce of payable silver	$9.61	$14.71	$8.82	$11.40

1 Exploration costs are not related to current operations.

2 Represent reductions on customer invoices and included in sales of the LGJV combined statement of operations and income.

3 Sustaining capital excludes resource development drilling costs related to resource development drilling of the CLG deposit.

4 By-product credits reflect realized metal prices of zinc, lead and gold for the applicable period, which includes any final settlement adjustments from prior periods.

5 Silver equivalents utilize the average realized prices during the nine months ended September 30, 2024, of $27.09/oz silver, $1.30/lb zinc, $0.92/lb lead, $2,162/oz gold and $3.72/lb copper and the average realized prices during the three months ended September 30, 2024, of $29.62/oz silver, $1.26/lb zinc, $0.93/lb lead and $2,362/oz gold and $3.28/lb copper. Silver equivalents utilize the average realized prices during the nine months ended September 30, 2023, of $25.08/oz silver, $1.10/lb zinc, $0.98/lb lead and $1,828/oz gold and the average realized prices during the three months ended September 30, 2023, of $24.24/oz silver, $0.89/lb zinc, $0.97/lb lead and $1,885/oz gold. The average realized prices are determined based on revenue inclusive of final settlements.

The following table provides a breakdown of cash flows used by investing activities of the LGJV and a reconciliation of sustaining capital and resource development drilling to that measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Cash flow used by investing activities	$15,591	$15,168	$41,148	$41,160
Sustaining capital	12,919	9,128	33,220	29,870
Resource development drilling	2,092	3,452	7,199	10,499
Materials & supplies	—	1,826	—	503
Change in capital-related accounts payable	580	762	729	288
Total	$15,591	$15,168	$41,148	$41,160

The table below reconciles adjusted net income and adjusted net income per share (basic and diluted), which are non-GAAP measures to net income and net income per share (basic and diluted), respectively, for the Company:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$9,884	$3,288	$21,572	$530
Costs related to the proposed Merger with First Majestic	5,314	—	6,747	—
Adjusted net income	$15,198	$3,288	$28,319	$530
Weighted average shares:
Basic	69,343,979	69,162,223	69,247,280	69,162,223
Diluted	71,613,178	69,524,838	71,110,386	69,381,222
Net income per share (basic)	$0.14	$0.05	$0.31	$0.01
Costs related to the proposed Merger with First Majestic per share (basic)	$0.08	$—	$0.10	$—
Adjusted net income per share (basic)	$0.22	$0.05	$0.41	$0.01
Costs related to the proposed Merger with First Majestic per share (diluted)	$0.07	$—	$0.09	$—
Adjusted net income per share (diluted)	$0.21	$0.05	$0.40	$0.01

The table below reconciles EBITDA and adjusted EBITDA, which are non-GAAP measures, to net income for the Company:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$9,884	$3,288	$21,572	$530
Interest expense	—	332	—	679
Interest income	(1,322)	(389)	(3,206)	(676)
Income tax expense	529	—	701	—
Depreciation, depletion and amortization	4	3	11	74
EBITDA	$9,095	$3,234	$19,078	$607
Costs related to the strategic review resulting in the Merger Agreement with First Majestic	$5,314	—	$6,747	—
Adjusted EBITDA	$14,409	$3,234	$25,825	$607

The table below reconciles EBITDA, a non-GAAP measure, to the LGJV’s net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$25,720	$15,053	$56,379	$28,500
Interest expense	102	343	851	484
Interest income	(349)	(592)	(892)	(1,147)
Income tax expense (recovery)	13,867	(884)	31,186	9,814
Depreciation, depletion and amortization	17,824	16,712	58,901	59,558
EBITDA	$57,164	$30,632	$146,425	$97,209

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by operating activities for the Company, which the Company believes to be the GAAP financial measure most directly comparable to free cash flow.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$34,236	$33,330	$61,171	$25,465
Net cash used by investing activities	—	—	—	—
Free cash flow	$34,236	$33,330	$61,171	$25,465

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by operating activities for the LGJV.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$58,175	$29,424	$149,983	$103,789
Net cash used by investing activities	(15,591)	(15,168)	(41,148)	(41,160)
Free cash flow	$42,584	$14,256	$108,835	$62,629

Please see Appendix A for the unaudited condensed consolidated balance sheets of the Company and the LGJV as of September 30, 2024 and December 31, 2023, the related unaudited condensed consolidated statements of income and comprehensive income of the Company, the unaudited combined statements of operations and comprehensive income of the LGJV for the three and nine months ended September 30, 2024 and 2023, and the unaudited statements of cash flows for the nine months ended September 30, 2024 and 2023.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding our updated LOM plan, 2024 revised guidance and the expected timing, benefits, impacts, and completion of the proposed Merger with First Majestic, are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

André van Niekerk

Chief Financial Officer

investors@gatossilver.com

(604) 424 0984

APPENDIX A

GATOS SILVER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(US$ in thousands)	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$116,732	$55,484
Related party receivables	292	560
Other current assets	1,215	22,642
Total current assets	118,239	78,686
Non-Current Assets
Investment in affiliates	285,454	321,914
Deferred tax assets	222	266
Other non-current assets	348	38
Total Assets	$404,263	$400,904
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other accrued liabilities	$12,226	$33,357
Non-Current Liabilities
Lease liability	187	—
Stockholders’ Equity
Common Stock, $0.001 par value; 700,000,000 shares authorized; 69,352,645 and 69,181,047 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	117	117
Paid-in capital	556,050	553,319
Accumulated deficit	(164,317)	(185,889)
Total stockholders’ equity	391,850	367,547
Total Liabilities and Stockholders’ Equity	$404,263	$400,904

GATOS SILVER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine months ended September 30,
(US$ in thousands, except for share data)	2024	2023	2024	2023
Expenses
Exploration	$144	$—	$219	$26
General and administrative	10,435	7,494	25,270	19,157
Amortization	4	3	11	74
Total expenses	10,583	7,497	25,500	19,257
Other income
Equity income in affiliates	18,171	9,437	39,985	15,922
Interest expense	—	(332)	—	(679)
Interest income	1,322	389	3,206	676
Other income	1,503	1,291	4,582	3,868
Other income	20,996	10,785	47,773	19,787
Income before taxes	10,413	3,288	22,273	530
Income tax expense	529	—	701	—
Net income and comprehensive income	$9,884	$3,288	$21,572	$530
Net income per share:
Basic	$0.14	$0.05	$0.31	$0.01
Diluted	$0.14	$0.05	$0.30	$0.01
Weighted average shares outstanding:
Basic	69,343,979	69,162,223	69,247,280	69,162,223
Diluted	71,613,178	69,524,838	71,110,386	69,381,222

GATOS SILVER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
(US$ in thousands)	2024	2023
OPERATING ACTIVITIES
Net income	$21,572	$530

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Amortization	11	74
Stock-based compensation expense	4,319	3,327
Equity income in affiliates	(39,985)	(15,922)
Distributions and dividends received from affiliate	76,445	35,000
Other	94	837

Changes in operating assets and liabilities:
Receivables from related-parties	268	678
Accounts payable and other accrued liabilities	(23,007)	5
Other current assets	21,454	936
Net cash provided by operating activities	61,171	25,465

INVESTING ACTIVITIES
Net cash used by investing activities	—	—

FINANCING ACTIVITIES
Repayment of Credit facility	—	(9,000)
Lease payments	(89)	—
Proceeds from exercise of stock options	166	—
Net cash provided (used) by financing activities	77	(9,000)
Net increase in cash and cash equivalents	61,248	16,465
Cash and cash equivalents, beginning of period	55,484	17,004
Cash and cash equivalents, end of period	$116,732	$33,469

Interest paid	$16	$417
Interest earned	$3,206	$690

LOS GATOS JOINT VENTURE

COMBINED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(US$ in thousands)	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$33,884	$34,303
Receivables	13,646	12,634
Inventories	16,180	16,397
VAT receivable	13,417	12,610
Income tax receivable	9,296	20,185
Other current assets	3,435	1,253
Total current assets	89,858	97,382
Non-Current Assets
Mine development, net	231,060	234,980
Property, plant and equipment, net	159,220	171,965
Deferred tax assets	699	9,568
Total non-current assets	390,979	416,513
Total Assets	$480,837	$513,895
LIABILITIES AND OWNERS’ CAPITAL
Current Liabilities
Accounts payable and accrued liabilities	$33,999	$29,100
VAT payable	11,873	8,684
Income taxes payable	11,204	920
Related party payable	270	560
Total current liabilities	57,346	39,264
Non-Current Liabilities
Lease liability	155	208
Asset retirement obligation	12,245	11,593
Deferred tax liabilities	4,974	3,885
Total non-current liabilities	17,374	15,686
Owners’ Capital
Capital contributions	360,638	455,638
Paid-in capital	18,186	18,186
Retained earnings (accumulated deficit)	27,293	(14,879)
Total owners’ capital	406,117	458,945
Total Liabilities and Owners’ Capital	$480,837	$513,895

LOS GATOS JOINT VENTURE

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
(US$ in thousands)	2024	2023	2024	2023
Revenue	$93,839	$67,038	$260,255	$195,162
Expenses
Cost of sales	31,204	31,446	93,931	83,255
Royalties and duties	639	298	1,682	1,024
Exploration	1,605	998	4,577	2,118
General and administrative	3,943	4,355	12,317	12,693
Depreciation, depletion and amortization	17,824	16,712	58,901	59,558
Total expenses	55,215	53,809	171,408	158,648

Other (income) expense
Accretion expense	217	273	652	866
Interest expense	102	343	851	484
Interest income	(349)	(592)	(892)	(1,147)
Other (income) expense	(13)	(18)	635	13
Foreign exchange (gain) loss	(920)	(946)	36	(2,016)
	(963)	(940)	1,282	(1,800)

Income before taxes	39,587	14,169	87,565	38,314
Income tax expense (recovery)	13,867	(884)	31,186	9,814
Net income and comprehensive income	$25,720	$15,053	$56,379	$28,500

LOS GATOS JOINT VENTURE

COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
(US$ in thousands)	2024	2023
Cash flows from operating activities:
Net income	$56,379	$28,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	58,901	59,558
Accretion	652	866
Deferred taxes	10,210	4,743
Unrealized loss (gain) on foreign currency rate change	105	(5,007)
Other	—	(6)

Changes in operating assets and liabilities:
VAT receivable	(1,326)	11,215
Receivables	(1,012)	16,725
Inventories	(1,379)	(1,429)
Other current assets	(2,190)	403
Income tax receivable	8,495	(633)
Accounts payable and other accrued liabilities	21,438	(8,596)
Payables to related parties	(290)	(730)
Asset Retirement Obligation	—	(1,820)
Net cash provided by operating activities	149,983	103,789

Cash flows from investing activities:
Mine development	(32,263)	(27,151)
Purchase of property, plant and equipment	(8,885)	(13,506)
Materials and supplies inventory	—	(503)
Net cash used by investing activities	(41,148)	(41,160)

Cash flows from financing activities:
Equipment loan and lease payments	(47)	(532)
Capital distributions	(95,000)	(50,000)
Dividends paid to partners	(14,207)	—
Net cash used by financing activities	(109,254)	(50,532)

Net (decrease) Increase in cash and cash equivalents	(419)	12,097
Cash and cash equivalents, beginning of period	34,303	34,936
Cash and cash equivalents, end of period	$33,884	$47,033
Interest paid	$851	$484
Interest earned	$892	$1,147